Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” within the Prospectus and “Shareholder Services – Statements and Reports”, “General Information – Independent Registered Public Accounting Firm” and “Financial Statements and Report of Independent Registered Public Accounting Firm” within the Statement of Additional Information and to the use of our reports dated February 26, 2019 relating to the financial statements of AB FlexFee Emerging Markets Growth Portfolio, AB FlexFee Large Cap Growth Portfolio, AB FlexFee US Thematic Portfolio, AB FlexFee Core Opportunities Portfolio, and AB FlexFee International Strategic Core Portfolio, five of the portfolios constituting AB Cap Fund, Inc., for the year ended December 31, 2018, which are incorporated by reference in this Post-Effective Amendment No. 268 to the Registration Statement (Form N-1A No. 2-29901) of AB Cap Fund, Inc.

/s/ ERNST & YOUNG LLP

New York, New York

April 30, 2019